As filed with the Securities and Exchange Commission on April 23, 2007

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE TORO COMPANY

(Exact name of registrant as specified in its charter)

Delaware	41-0580470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
8111 Lyndale Avenue South Bloomington, Minnesota 55420-1196 (952) 888-8801
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
J. Lawrence McIntyre Vice President, Secretary & General Counsel The Toro Company 8111 Lyndale Avenue South Bloomington, Minnesota 55420-1196 (952) 888-8801
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Bruce A. Machmeier, Esq. Oppenheimer Wolff & Donnelly LLP 45 South Seventh Street, Suite 3300 Minneapolis, Minnesota 55402 (612) 607-7000
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by the registrant

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)	(1)	(1)	(1)

(1)             An indeterminate aggregate initial offering price of debt securities is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee.

PROSPECTUS

The Toro Company

Debt Securities

The Toro Company may offer and sell, from time to time, debt securities, in one or more series, consisting of notes, bonds, debentures or other evidences of indebtedness.

The aggregate initial offering price of debt securities that may be sold pursuant to this prospectus will be as stated in one or more supplements to this prospectus. We will provide the specific terms of the debt securities to be sold by us in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our principal executive offices are located at 8111 Lyndale Avenue South, Bloomington, Minnesota  55420-1196. Our telephone number is (952) 888-8801.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. We will provide specific terms of the plan of distribution for any securities to be offered in supplements to this prospectus. The applicable prospectus supplement also will set forth any applicable commissions or discounts and our net proceeds from the sale of securities.

The date of this prospectus is April 23, 2007

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933. Under the automatic shelf process, we may, over time, sell any combination of the debt securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

In this prospectus, references to “The Toro Company,” “Toro,” “the Company,” “we,” “us” and “our” mean The Toro Company, unless we state otherwise or the context indicates otherwise.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). Our internet address for Toro branded product related information www.toro.com and our web site for corporate and investor information is www.thetorocompany.com. The information on or linked to/from our Web site is not part of, and is not incorporated by reference into, this prospectus or any applicable prospectus supplement. You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933. The registration statement contains additional information about us and the securities we may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•       Our Annual Report on Form 10-K for the year ended October 31, 2006;

•       Our Quarterly Report on Form 10-Q for the quarterly period ended February 2, 2007;

•       Our Current Reports on Form 8-K filed on January 12, March 6 and April 13, 2007;

•       Our Proxy Statement filed on January 31, 2007; and

•       Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

The Toro Company
8111 Lyndale Avenue South
Bloomington, Minnesota 55420-1196
Attention: J. Lawrence McIntyre
Vice President, Secretary & General Counsel
(952) 888-8801

You should rely only on the information incorporated by reference or provided in this prospectus and any applicable supplement or any free writing prospectus provided, authorized or used by us. We have not authorized anyone else to provide you with other information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information we are incorporating by reference into it contains not only historical information, but also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to the safe harbor created by those sections. Statements that are not historical are forward-looking and reflect expectations and assumptions. We try to identify forward-looking statements in this prospectus and the information incorporated by reference into this prospectus by using words such as “expect”, “looking ahead”, “anticipate”, “plan”, “estimate”, “believe”, “should”, “may”, “intend”, and similar expressions. Our forward-looking statements generally relate to our future performance, including our anticipated operating results and liquidity requirements, our business strategies and goals, and the effect of laws, rules, regulations as well as new accounting pronouncements and outstanding litigation, on our business, operating results and financial condition.

Forward-looking statements involve risks and uncertainties. These risks and uncertainties include factors that affect all businesses operating in a global market as well as matters specific to Toro. The most significant factors known to us that could materially adversely affect our business, operations, industry, financial position or future financial performance are described under the caption “Risk Factors” in the applicable prospectus supplement to be provided with this prospectus and in our Annual Report on Form 10-K, and the description of trends and other factors in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our Annual Report on Form 10-K and in our other filings with the SEC. We wish to caution investors not to place undue reliance on any forward-looking statement which speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties referred to earlier in this paragraph, as well as other risks and uncertainties that we may consider immaterial or do not anticipate at this time. The risks and uncertainties referred to in this paragraph are not exclusive and further information concerning our company and our businesses, including factors that potentially could materially affect our financial results or condition, may emerge from time to time.

We assume no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our future annual, quarterly and current reports that we file with or furnish to the SEC.

RATIO OF EARNINGS TO FIXED CHARGES

The table below presents our ratio of earnings to fixed charges for each of the periods indicated.

	Years Ended October 31,					Three Months Ended
	2002	2003	2004	2005	2006	February 3, 2006	February 2, 2007
Ratio of earnings to fixed charges	4.43	6.43	7.96	8.01	8.98	4.64	5.16

For purposes of computing this ratio, “earnings” consist of earnings before income taxes plus fixed charges. “Fixed charges” include interest, whether expensed or capitalized, and such portion of rental expense that we deem to be representative of interest.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes, which may include repurchase of our common stock, investments in or extensions of credit to our subsidiaries, the financing of possible acquisitions or business expansion, or other lawful purposes. Net proceeds may be temporarily invested before use.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities will be issued under an Indenture, as supplemented from time to time in accordance with its terms (the “Indenture”), between the Company and The Bank of New York Trust Company, N.A. The following summary of the Indenture and the debt securities is subject to the detailed provisions of the Indenture, a copy of which is an exhibit to the Registration Statement. Wherever references are made to particular provisions of the Indenture, such provisions are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such reference. Certain defined terms in the Indenture are capitalized herein. Italicized references appearing in parentheses are to section numbers of the Indenture. As used in this “Description of Debt Securities,” the “Company” refers to The Toro Company and does not include its subsidiaries.

The Indenture does not limit the amount of debt securities that may be issued thereunder. It provides that debt securities may be issued from time to time in series. The debt securities will be unsecured senior obligations of the Company and will rank pari passu with all other unsecured and un- subordinated debt of the Company.

The applicable prospectus supplement will describe the specific terms of the debt securities we will offer, including, where applicable, the following:

•       the title of such debt securities;

•       the limit, if any, upon the aggregate principal amount of such debt securities;

•       the dates on which or periods during which such debt securities may be issued and the date or dates on which, and the place or places at which, the principal of (and premium, if any, on) such debt securities will be payable;

•       the rate or rates, if any, or the method of determination thereof, at which such debt securities will bear interest, if any, the date or dates from which such interest will accrue, the dates on which such interest will be payable and the regular record dates for the interest payable on such interest payment dates;

•       the person to whom any interest on the debt securities is payable, if other than the person in whose name the debt security is registered on the regular record date for such interest;

•       the obligation, if any, of the Company to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

•       the periods within which or the dates on which, the prices, if any, at which and the terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the option of the Company and, if other than by a board resolution, the manner in which any election by the Company will be evidenced;

•       if other than denominations of $1,000 and any integral multiple thereof, the denominations in which such debt securities will be issuable;

•       whether such debt securities are to be issued at less than the principal amount thereof and the amount of discount with which such debt securities will be issued;

•       provisions, if any, for the defeasance of such debt securities;

•       provisions for determining the amount of principal outstanding on the debt securities at any date prior to the stated maturity, whether for purposes of acceleration or otherwise;

•       if other than the entire principal amount, the portion of the principal amount of any debt securities of a series outstanding which will be payable upon acceleration of their maturity as permitted by the Indenture;

•       if other than United States dollars, the currency or composite currency in which such debt securities are to be denominated, or in which payment of the principal of (and premium, if any) and interest on such debt securities will be made and the manner of determining the equivalent thereof in United States Dollars for any purpose;

•       if the principal of (and premium, if any) or interest on such debt securities are to be payable, at the election of the Company or a holder, in a currency or composite currency other than that in which such debt securities are denominated or stated to be payable, the periods within which and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate between the currency or composite currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities are to be paid pursuant to such election;

•       if the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•       whether such debt securities will be issued in the form of one or more Global Securities and, if so, the identity of the depository for such Global Securities, the form of legend to appear on any such Global Security, the circumstances under which such Global Security may be exchanged in whole or in part for debt securities registered in the name of a person other than the depository;

•       any additions to or changes in the events of default or covenants relating solely to such debt securities or any events of default or covenants generally applicable to debt securities which are not to apply to the particular series of debt securities in respect of which the prospectus supplement is being delivered and any change in the right of the Trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable; and

•       any other terms of such debt securities not inconsistent with the provisions of the Indenture. (Section 3.01)

Unless otherwise indicated in the applicable prospectus supplement, the Indenture does not afford the holder of any series of debt securities the right to tender such debt securities to the Company for repurchase, or provide for any increase in the rate or rates of interest per annum at which such debt securities will bear interest, in the event the Company should become involved in a highly leveraged transaction.

The debt securities may be issued under the Indenture bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, to be offered and sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities or to other debt securities offered and sold at par which are treated as having been issued at a discount for federal income tax purposes may be described in the prospectus supplement relating thereto.

A portion of the assets of the Company is held by subsidiaries. The Company’s right and the rights of its creditors, including the holders of debt securities, to realize the proceeds of the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary’s creditors, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary. The indenture provides that subsidiaries of the Company may incur additional debt under certain circumstances.

Unless otherwise described in the applicable prospectus supplement, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 and multiples of $1,000, and will be payable only in United States dollars. (Section 3.02) In addition, all or a portion of the debt securities of any series may be issued as permanent registered Global Securities, which will be exchangeable for definitive debt securities only under certain conditions. (Section 2.04) The applicable prospectus supplement indicates the denominations to be issued, the procedures for payment of interest and principal thereon and other matters. No service charge will be made for any registration of transfer or exchange of the debt securities, but the Company may, in certain instances, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.05)

The Company will deliver debt securities of any series, duly executed by the Company, to the Trustee for authentication, together with an order for the authentication and delivery of such debt securities. The Trustee, in accordance with such order, will authenticate and deliver such debt securities. No debt security of any series is entitled to any benefit under the Indenture or will be valid or obligatory for any purpose unless there appears thereon a certificate of authentication substantially in the form provided for in the Indenture and manually executed by the Trustee or an authenticating agent duly appointed by the Trustee. Such certificate will be conclusive evidence, and the only evidence, that such debt securities have been duly authenticated and delivered under, and are entitled to the benefits of, the Indenture. (Section 3.03)

Global Securities

The debt securities of a particular series may be issued in the form of one or more Global Securities which will be deposited with a depository (the “Depositary”), or its nominee, each of which will be identified in the prospectus supplement relating to such series. Unless and until exchanged, in whole or in part, for debt securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (Section 2.04) The specific terms of the depository arrangement with respect to any portion of a particular series of debt securities to be represented by a Global Security will be described in the prospectus supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

Upon the issuance of a Global Security, the Depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by such Global Security to the accounts of the persons having accounts with such Depositary (“participants”) designated by the underwriters or agents participating in the distribution of such debt securities or by the Company if such debt securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a Global Security will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary therefor or its nominee (with respect to beneficial interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require certain purchasers of securities to take physical delivery thereof in definitive form. Such depository arrangements and such laws may impair the ability to transfer beneficial interests in a Global Security.

So long as the Depositary for a Global Security or its nominee is the registered owner thereof, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture for any other purpose.

Principal, premium, if any, and interest payments on a Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or nominee, as the case may be, as the registered owner of such Global Security. None of the Company, the Trustee or any paying agent for debt securities of the series represented by such Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The Company expects that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

If the Depositary for a Global Security representing debt securities of a particular series is at any time unwilling or unable to continue as Depositary or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, or there has been an event of default with respect to the Global Security that remains uncured, the Company will issue debt securities of such series in definitive form in exchange for such Global Security. In addition, the Company may at any time and in its sole discretion determine not to have the debt securities of a particular series represented by one or more Global Securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the Global Securities representing debt securities of such series.

Unless otherwise specified in the applicable prospectus supplement, The Depository Trust Company, or DTC, will act as depositary for securities issued in the form of Global Securities. Global Securities will be issued only as fully registered securities registered in the name of Cede & Co., which is DTC’s nominee. One or more fully registered Global Securities will be issued for these securities representing in the aggregate the total number of these securities, and will be deposited with or on behalf of DTC.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for DTC participants and to facilitate the settlement of securities transactions among DTC participants through electronic computerized book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations, such as the underwriter of the notes. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others, known as indirect participants, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, commonly referred to as the beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities. Transfers of ownership interests in securities issued in the form of Global Securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in these securities, except if use of the book-entry system for such securities is discontinued.

DTC has no knowledge of the actual beneficial owners of the securities issued in the form of Global Securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Any redemption notices must be sent to DTC. If less than all of the securities of a series or class are being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each participant.

Although voting with respect to securities issued in the form of Global Securities is limited to the holders of record, when a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuer of the securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Payments in respect of securities issued in the form of Global Securities will be made by the issuer of such securities to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable securities, disbursement of such payments to direct participants is the responsibility of DTC, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its services as depositary with respect to any securities at any time by giving reasonable notice to the issuer of such securities. If a successor depositary is not obtained, individual security certificates representing such securities are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC or a successor depositary.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for its accuracy. We have no responsibility for the performance by DTC or its participants of their obligations as described in this prospectus or under the rules and procedures governing their operations.

Certain Covenants of the Company

Limitation on Debt Secured by a Mortgage.   The Indenture provides that neither the Company nor any Restricted Subsidiary will issue, incur, create, assume or guarantee any Debt secured by any mortgage, security interest, pledge, lien, charge or other encumbrance (“Mortgage”) on any Principal Property of the

Company or a Restricted Subsidiary or upon any shares of stock of any Restricted Subsidiary unless the Company secures or causes such Restricted Subsidiary to secure the debt securities equally and ratably with, or prior to, such secured Debt. This restriction will not apply to Debt secured by:

•       Mortgages on property existing at the time of acquisition thereof by the Company or any Subsidiary;

•       Mortgages on property, shares of stock or Debt or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

•       Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof by the Company or a Restricted Subsidiary or Mortgages thereon to secure the payment of all or any part of the purchase price thereof, or Mortgages on property, shares of stock or Debt to secure any Debt for borrowed money incurred prior to, at the time of or within 270 days after, the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements, or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction, or the making of such improvements;

•       Mortgages to secure Debt owing to the Company or to a Restricted Subsidiary;

•       Mortgages existing at the dates of issuance of the series of debt securities under the Indenture;

•       Mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary;

•       Mortgages in favor of the United States or any State, territory or possession thereof (or the District of Columbia) or any department, agency, instrumentality or political subdivision of any of them, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to such Mortgages;

•       Mortgages created in connection with the acquisition of assets or a project financed with, and created to secure, a Nonrecourse Obligation; and

•       Mortgages representing the extension, renewal, refinancing or replacement of any Mortgage referred to in the foregoing bullet points, inclusive, subject to some limitations.

Notwithstanding the restrictions set forth in the preceding paragraph, the Company or any Restricted Subsidiary will be permitted to issue, incur, create, assume or guarantee Debt secured by a Mortgage, without equally and ratably securing the debt securities, so long as the aggregate of all Debt secured by Mortgages other than Mortgages referred to in the foregoing bullet points and the aggregate Value of the Sale and Lease-Back Transactions in existence at that time (not including those in connection with which the Company has voluntarily retired funded Debt as provided in the Indenture) does not exceed 15% of Consolidated Net Tangible Assets. (Section 10.08)

Limitation on Sale and Lease-Back Transactions.   The Indenture provides that neither the Company nor any Restricted Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, unless: (1) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the debt securities pursuant to the covenant described above under “—Limitation on

Debt Secured by a Mortgage”; or (2) the Company applies an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Lease-Back Transaction within 270 days of such sale to either (or a combination of) the retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of the Company or a Restricted Subsidiary that matures more than 12 months after the creation of such indebtedness or the purchase, construction or development of other comparable property. (Section 10.09)

Certain Definitions.

“Attributable Debt” is defined in the Indenture to mean, when used in connection with a Sale and Lease-Back Transaction involving a Principal Property, at the time of determination, the present value of the total net amount of rent and other payments required to be paid under such lease during the remaining term thereof (or any renewal or extension) discounted at the rate of interest set forth in such lease or, if not practicable to determine such rate, the weighted average interest rate per annum (in the case of Original Issue Discount Securities, the imputed interest rate) borne by the debt securities of each series outstanding pursuant to the Indenture, compounded semi-annually. (Section 1.01)

“Consolidated Net Tangible Assets” is defined in the Indenture to mean total assets (excluding applicable reserves and other properly deductible items) less: (a) total current liabilities, except for (1) notes and loans payable, (2) current maturities of long-term Debt, and (3) current maturities of obligations under capital leases; and (b) goodwill, patents and trademarks, to the extent included in total assets; all as set forth on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries and computed in accordance with generally accepted accounting principles. (Section 1.01)

“Debt” is defined in the Indenture to mean, without duplication, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (i) every obligation of such person for money borrowed, (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) the maximum fixed redemption or repurchase price of redeemable stock of such person at the time of determination, (vi) every obligation to pay rent or other payment amounts of such person with respect to any Sale and Lease-back Transaction to which such person is a party, and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise. (Section 1.01)

“Nonrecourse Obligation” is defined in the Indenture to mean Debt or other obligations substantially related to (i) the acquisitions of assets not previously owned by the Company or any Restricted Subsidiary, or (ii) the financing of a project involving the development or expansion of properties of the Company or any Restricted Subsidiary, as to which the obligee with respect to such Debt or obligation has no recourse to the Company or any Restricted Subsidiary or any assets of the Company or any Restricted Subsidiary other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof). (Section 1.01)

“Original Issue Discount Security” is defined in the Indenture to mean any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity of such debt security. (Section 1.01)

“Outstanding,” with respect to debt securities, is generally defined in the Indenture to mean, as of the date of determination, all debt securities authenticated and delivered under the Indenture, except:

•       debt securities previously cancelled by the Trustee or delivered to the Trustee for cancellation;

•       debt securities for which adequate funds for the payment or redemption of such securities have previously been deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside for the holders of such debt securities;

•       debt securities which have been defeased; and

•       debt securities which have been paid pursuant to destruction, loss or theft as provided for in the Indenture or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the Indenture, other than any such debt securities held by a bona fide purchaser. (Section 1.01)

“Principal Property” is defined in the Indenture to mean the land, land improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein), constituting the principal corporate office, any manufacturing facility or any distribution center (whether now owned or hereafter acquired) which: (a) is owned by the Company or any Subsidiary; (b) is located within any of the present 50 states of the United States or the District of Columbia; (c) has not been determined in good faith by the board of directors of the Company not to be materially important to the total business conducted by the Company and its Subsidiaries taken as a whole; and (d) has a market value on the date as of which the determination is being made in excess of 1.0% of the Consolidated Net Tangible Assets of the Company as most recently determined on or prior to such date. (Section 1.01)

“Redemption Price” is defined in the Indenture to mean, when used with respect to any debt security to be redeemed, the price at which it is to be redeemed pursuant to the Indenture. (Section 1.01)

“Restricted Subsidiary” is defined in the Indenture to mean any Subsidiary which owns any Principal Property which has a market value on the date as of which the determination is being made in excess of 2.0% of Consolidated Net Tangible Assets of the Company as most recently determined on or prior to such date. (Section 1.01)

“Sale and Lease-Back Transaction” is defined in the Indenture to mean any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to any person. (Section 1.01)

“Subsidiary” is defined in the Indenture to mean any corporation of which at least a majority of the outstanding voting stock having the power to elect a majority of the board of directors of such corporation is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. (Section 1.01)

Consolidation, Merger and Sale of Assets

The Indenture provides that the Company may not consolidate with or merge into any other person, or convey, transfer or lease its properties and assets substantially as an entirety to any other person, and that the Company will not permit any person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless, among other things, (i) the person formed by such consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety, is a corporation, partnership or trust organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes the Company’s obligations on the debt securities and under the Indenture by means of an indenture supplemental to the

Indenture; and (ii) immediately after giving effect to such transaction, and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing. (Section 8.01)

Events of Default, Waiver and Notice

With respect to the debt securities of any series, an “event of default” is defined in the Indenture as being any one of the following events:

•       default in the payment of any interest upon any debt securities of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

•       default in payment of the principal of or premium, if any, on any debt security of that series at its maturity;

•       default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

•       default by the Company in the performance of any other of the covenants or warranties in the Indenture for the benefit of such series applicable to the Company which has not been remedied for a period of 30 days after a notice of default has been given under the Indenture by the Trustee or by holders of at least 10% in principal amount of the Outstanding debt securities of that series;

•       the failure to pay when due any existing or future indebtedness for money borrowed (including indebtedness evidenced by debt securities of any series other than that series) with a principal amount then outstanding in excess of $10,000,000 under any mortgage, indenture or other instrument under which any such Debt is issued or secured or evidenced (including the Indenture), or any other default under any such mortgage, indenture or other instrument which results in the acceleration of maturity of such indebtedness, unless such indebtedness or acceleration has been discharged or annulled within 10 days after a notice of default has been given under the Indenture by the Trustee or by holders of at least 25% in principal amount of the Outstanding debt securities of that series;

•       certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary; or

•       any other event of default provided with respect to the debt securities of that series. (Section 5.01)

Within 90 days after the occurrence of any event of default under the Indenture with respect to debt securities of any series, the Trustee is required to notify the holders of debt securities of any default unless, in the case of any default other than a default in the payment of principal of or premium, if any, or interest on any debt securities, a trust committee of the board of directors or responsible officers of the Trustee in good faith considers it in the interest of the holders of debt securities not to do so. (Section 6.02)

The Indenture provides that if an event of default, other than an event of default as described in the sixth bullet point in the above paragraph, with respect to debt securities of any series at the time Outstanding has occurred and is continuing, then either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then Outstanding may declare the entire principal and accrued interest of all debt securities of such series (or, if any of the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount of such debt securities as may be specified by the terms thereof) to be due and payable immediately. If an event of default described in the sixth bullet point in the above paragraph with respect to any series of debt securities at the time Outstanding occurs, the principal amount of all the debt securities of that series (or, if any of the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount of such debt securities as may be specified by the terms thereof) will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable. Any time after such a declaration of acceleration with respect to the debt securities of any series has been made, but before a judgment or decree for the payment of money based on such acceleration has been obtained by the Trustee, the holders of a majority in principal amount of the Outstanding debt securities of that series, may, under certain circumstances, rescind and annul such acceleration. The holders of not less than a majority in aggregate principal amount of the Outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past defaults under the Indenture with respect to such series and its consequences, except that defaults in payment of principal of or premium, if any (other than by a declaration of acceleration), or interest on the debt securities or provisions of such series may not be modified or amended without the consent of the holders of all Outstanding debt securities of such series affected. (Sections 5.02 and 5.13)

The Company will be required to furnish to the Trustee annually a statement as to whether the Company is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture and, if the Company is in default, specifying all such defaults and the nature and status of such defaults. (Section 10.04)

Subject to certain conditions set forth in the Indenture, the holders of a majority in principal amount of the then Outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture in respect of such series. No holder of any debt securities has any right to cause the Trustee to institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder unless, among other things, the holder or holders of debt securities has offered to the Trustee reasonable indemnity against costs, expenses and liabilities relating to such proceedings. (Sections 5.12 and 5.07)

The Indenture provides that, in determining whether the holders of the requisite aggregate principal amount of the Outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action thereunder as of any date, (a) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the maturity thereof to such date, (b) if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable, the principal amount of such debt security which will be deemed to be Outstanding will be the amount as established in or pursuant to a board resolution and set forth, or determined in the manner provided, in an officers’ certificate, or established in one or more supplemental indentures, prior to the issuance of such debt securities, (c) the principal amount of a debt security denominated in one or more foreign currencies or currency units which will be deemed to be Outstanding will be the U.S. dollar equivalent, determined as of such date in the manner as described in clause (b) above, of the principal amount of such debt security (or, in the case of a debt security described in clause (a) or (b) above, of the amount determined as provided in such clause), and (d) debt securities owned by the Company or any other obligor upon the debt securities or any affiliate of the Company or of such other obligor will be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only debt securities which the Trustee actually knows to be so owned will be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not the Company or any other obligor upon the debt securities or any affiliate of the Company or of such other obligor. (Section 1.01)

Redemption

Debt securities that are redeemable pursuant to the terms of any series are redeemable in whole or in part at the election of the Company upon at least 60 days notice to the Trustee of the principal amount of debt securities to be redeemed, the date of redemption, and other pertinent details of the debt securities to be redeemed. If less than all the debt securities of any series are to be redeemed, the particular securities to be redeemed will be selected by the Trustee not more than 60 days prior to the redemption date from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee deems fair and appropriate. Notice of redemption will also be given to each holder of debt securities to be redeemed not less than 30 nor more than 60 days prior to the redemption date to each holder of debt securities to be redeemed, at the holder’s address appearing in the security registrar. Such notice to holders will state the redemption date, the redemption price, the amount of debt securities of any series that is to be redeemed, that on the Redemption Date the Redemption Price will become due and payable upon each debt security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after that date, the place where the debt securities may be surrendered for payment and whether the redemption is for a sinking fund. Such notice is irrevocable. Prior to any redemption date, the Company will deposit with the Trustee or with a paying agent an amount of money sufficient to pay the redemption price and any accrued interest on all the debt securities which are to be redeemed on that date. (Sections 11.01, 11.02, 11.03 and 11.04)

With respect to any debt securities subject to repayment at the option of the holder, the paying agent must receive at least 30 days but not more than 60 days prior notice containing wire instructions for payment as well as information, guaranteed by an eligible financial institution, pertaining to the principal amount of such debt security, the portion to be repaid, and the certificate number or a description of the terms and tenor of such security. Unless otherwise provided with respect to a particular series, exercise of a repayment option by a holder will be irrevocable. (Section 11.08)

Modification of the Indenture

The Indenture provides that the Company, when authorized by a board resolution, and the Trustee may, without the consent of the holders, modify or amend the Indenture in order to:

•       evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the debt securities;

•       add to the covenants of the Company for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power conferred upon the Company by the Indenture, as supplemented from time to time;

•       add any events of default for the benefit of the holders of all or any series of debt securities (and if such additional events of default are to be for the benefit of less than all series of debt securities, stating that such additional events of default are expressly being included solely for the benefit of such series);

•       add to or change any of the provisions of the Indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit the issuance of debt securities in uncertificated form;

•       add to, change or eliminate any of the provisions of the Indenture, in respect of one or more series of debt securities, provided that any such addition, change or elimination may not apply to any debt security of any series created prior to such addition, change or elimination or modify the rights of the holder of any such debt security;

•       to secure the debt securities if and as required under the Indenture;

•       establish the form or terms of debt securities of any series as permitted under the Indenture;

•       evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the Indenture as necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture; or

•       cure any ambiguity, or correct or supplement any provision of the Indenture which may be inconsistent with any other provision of the Indenture, or add any other provisions with respect to matters or questions arising under the Indenture, provided that such action does not adversely affect the interest of the holders of debt securities of any series. (Section 9.01)

With respect to the debt securities of any series, modification or amendment of the Indenture may be made by the Company, when authorized by a board resolution, and the Trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of such series, except that no such modification or amendment may, without the consent of the holders of all then Outstanding debt securities of such series:

•       change the maturity date of the principal of, or any installment of principal of or interest on, any debt securities of such series;

•       reduce the principal amount of, or any installment of principal or interest or rate of interest on, or any premium payable on redemption of any debt securities of such series;

•       reduce the principal amount of any debt securities of such series payable upon acceleration of the maturity thereof;

•       change the place or the currency of payment of principal of, or any premium or interest on, any debt securities of such series;

•       impair the right to institute suit for the enforcement of any payment on or with respect to any debt securities of such series on or after the due date thereof (or, in the case of redemption, on or after the redemption date thereof);

•       reduce the percentage in principal amount of debt securities of such series then Outstanding, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of certain defaults provided for in the Indenture or for waiver of compliance with certain provisions of the Indenture; or

•       modify certain provisions of the Indenture regarding the amendment or modification of, or waiver of past defaults with respect to, or waiver of certain covenants with respect to, the Indenture or the debt securities. (Section 9.02)

Discharge of the Indenture

The Indenture, with respect to the debt securities of any series (if all series issued under the Indenture are not to be affected), will upon the written request or order of the Company cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of debt securities therein expressly provided for), when:

•       either (A) all debt securities theretofore authenticated and delivered (other than (1) debt securities which have been destroyed, lost or stolen and which have been replaced or paid and (2) debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all such debt securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) are to be called for redemption within one year, and the Company in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee an amount in United States dollars sufficient to pay and discharge the entire Debt on such debt securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or any redemption date, as the case may be;

•       the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and

•       the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with. (Section 4.01)

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, the following provisions relating to defeasance and discharge of Debt, or relating to defeasance of certain covenants in the Indenture, will apply to the debt securities of any series, or to any specified part of a series. (Section 13.01)

Defeasance and Discharge.   The Indenture provides that the Company will be discharged from all its obligations with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, to pay and discharge, and which will be applied by the Trustee to pay and discharge, the principal of and any premium and interest on such debt securities on the respective stated maturities, in accordance with the terms of the Indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or since the date of the Indenture, there has been a change in the applicable tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Sections 13.02 and 13.04)

Defeasance of Certain Covenants.   The Indenture provides that the Company may omit to comply with certain restrictive covenants described under the captions “Certain Covenants of the Company—Limitation on Debt Secured by a Mortgage” and “Certain Covenants of the Company—Limitation on Sale and Lease-Back Transactions” above and any that may be described in the applicable prospectus supplement, and that such omission will be deemed not to be or result in an event of default, in each case with respect to such debt securities. In order to do so, the Company will be required to deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, to pay and discharge, and which will be applied by the Trustee, to pay and discharge the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the Indenture and such debt securities. The Company will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the event the Company exercises this option with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust will be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, the Company will remain liable for such payments. (Sections 13.03 and 13.04)

The Trustee

The Bank of New York Trust Company, N.A., will serve as the Trustee for the debt securities. The Bank of New York Trust Company, N.A., or its affiliates have provided and may in the future provide commercial banking, brokerage or other services to us and our affiliates in the ordinary course of business for which they have received and will receive customary compensation. The Trustee may serve as a trustee under other indentures entered into by the Company. Upon the occurrence of an event of default under the Indenture or an event which, after notice or lapse of time or both, would become such an event of default, or upon the occurrence of a default under any such other indenture, the Trustee may be deemed to have a conflicting interest with respect to the debt securities for purposes of the Trust Indenture Act and, unless the Trustee is able to eliminate any such conflicting interest, the Trustee may be required to resign as Trustee under the Indenture. In that event, the Company would be required to appoint a successor Trustee for the Indenture. (Sections 6.08 and 6.10)

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.12)

PLAN OF DISTRIBUTION

We may sell any of the debt securities offered hereby in one or more of the following ways from time to time:

•       to or through underwriters or dealers,

•       through agents,

•       through dealers, and

•       directly by us.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market and the securities that we offer through this prospectus may or may not be listed on a securities exchange or quoted on any automated quotation system. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly, and not through underwriters or agents. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them and certain of their affiliates against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Oppenheimer Wolff & Donnelly LLP will pass upon the validity of any debt securities issued under this prospectus. Any underwriters will be represented by their own legal counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of the Company as of October 31, 2006 and 2005, and for each of the years in the three-year period ended October 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2006 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by Toro in connection with a distribution of an assumed amount of $125,000,000 of securities registered under this registration statement. The assumed amount has been used to demonstrate the expenses of an offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

SEC registration fee	$3,838
Printing and engraving expenses	20,000
Legal fees and expenses	225,000
Accounting fees and expenses	75,000
Rating agency fees	121,000
Trustee fees and expenses	10,000
Miscellaneous expenses	20,162
Total	$475,000

Item 15.                 Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith; that indemnification provided for by Section 145 will not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of such mandatory indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145, including liability under the Securities Act of 1933.

Article X of Toro’s Amended and Restated Certificate of Incorporation mandates indemnification of a director or officer of Toro or a person serving at the request of Toro as a director, officer, employee or agent of another entity to the fullest extent authorized by the Delaware General Corporation Law against expenses, liability and loss and authorizes the Board to express such rights in written contracts.

Article X of Toro’s Amended and Restated Certificate of Incorporation provides, in accordance with Section 102(b)(7) of the Delaware General Corporation Law, for the elimination of the personal liability of a director to Toro or its stockholders for monetary damages for breach of fiduciary duty as a director under certain circumstances.

The above discussion of Toro’s Amended and Restated Certificate of Incorporation and of Sections 102(b)(7) and 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by the Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law.

Toro has entered into indemnification agreements with each of its directors pursuant to which Toro has agreed to indemnify each director to the fullest extent permitted by law against any expenses, judgments, fines, penalties and amounts paid or owing that arise out of events or occurrences related to such director’s status, capacities and activities with Toro.

Toro also maintains liability insurance policies which provide for indemnification of a director or officer of Toro or a person serving at the request of Toro as a director, officer, employee or agent of another entity against certain liabilities under certain circumstances.

Item 16.                 Exhibits

1.1	—	Form of Underwriting Agreement.*
4.1	—

The Toro Company Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3(i)(a) and 4(a) to Registrant’s Current Report on Form 8-K dated March 15, 2005, Commission File No. 1-8649).

4.2	—	Bylaws of The Toro Company (incorporated by reference to Exhibit 3 to Registrant’s Current Report on Form 8-K dated November 30, 2005, Commission File No. 1-8649).
4.3	—	Indenture dated as of April 20, 2007 between the Company and The Bank of New York Trust Company, N.A.
5.1	—	Opinion of Oppenheimer Wolff & Donnelly LLP.
12.1	—	Computation of Ratio of Earnings to Fixed Charges.
23.1	—	Consent of independent registered public accounting firm.
23.2	—	Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).
24	—	Power of Attorney.
25.1	—	Statement of Eligibility of The Bank of New York Trust Company, N.A., as Trustee.

*                     To be filed as an exhibit to a current report on Form 8-K of the Registrant.

Item 17.                 Undertakings

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on April 20, 2007.

THE TORO COMPANY
By:	/s/ MICHAEL J. HOFFMAN
Michael J. Hoffman, its Chairman of the Board, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on April 20, 2007.

	Name and Signature	Title
	/s/ MICHAEL J. HOFFMAN	Chairman of the Board, President and Chief
	Michael J. Hoffman	Executive Officer and Director (principal executive officer)
	/s/ STEPHEN P. WOLFE	Vice President Finance and Chief Financial
	Stephen P. Wolfe	Officer (principal financial officer)
	/s/ BLAKE M. GRAMS	Managing Director, Corporate Controller
	Blake M. Grams	(principal accounting officer)
	*	Director
Ronald O. Baukol
	*	Director
Robert C. Buhrmaster
	*	Director
Winslow H. Buxton
	*	Director
Janet K. Cooper
	*	Director
Gary L. Ellis
	*	Director
Katherine J. Harless
	*	Director
Robert H. Nassau
	*	Director
Gregg W. Steinhafel
	*	Director
Christopher A. Twomey
*By:	/s/ MICHAEL J. HOFFMAN
Michael J. Hoffman, As Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Description
1.1	—	Form of Underwriting Agreement. *
4.1	—

The Toro Company Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3(i)(a) and 4(a) to Registrant’s Current Report on Form 8-K dated March 15, 2005, Commission File No. 1-8649).

4.2	—	Bylaws of The Toro Company (incorporated by reference to Exhibit 3 to Registrant’s Current Report on Form 8-K dated November 30, 2005, Commission File No. 1-8649).
4.3	—	Indenture dated as of April 20, 2007 between the Company and The Bank of New York Trust Company, N.A.
5.1	—	Opinion of Oppenheimer Wolff & Donnelly LLP.
12.1	—	Computation of Ratio of Earnings to Fixed Charges.
23.1	—	Consent of independent registered public accounting firm.
23.2	—	Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit 5.1).
24	—	Power of Attorney.
25.1	—	Statement of Eligibility of The Bank of New York Trust Company, N.A., as Trustee.

*                     To be filed as an exhibit to a current report on Form 8-K of the Registrant.